Exhibit 23.3

漢 坤 律 師 事 務 所
Han Kun Law Offices

Suite 4709, Time Square Excellence Plaza, 4068 Yitian Road, Futian District, Shenzhen 518048, P. R. China

Tel: (86 755) 3680 6500; Fax: (86 755) 3680 6599

December 2, 2011

China Growth Corporation
#99 Jianshe Road 3
Pengjiang District, Jiangmen City
Guangdong Province, 529000
People’s Republic of China

Ladies and Gentlemen,

We hereby consent to (i) the use of our name in under the caption “Risk Factors” in the Registration Statement on Form S-1 of China Growth Corporation (the “Company”), and (ii) the use in the Registration Statement of our legal opinion, dated December 15, 2010, with respect to the validity and enforceability of the following documents against all involved parties and no violation by the following documents of any explicit requirements of the applicable PRC Laws.

1.
Exclusive Business Cooperation Agreement by and between Jiangmen Huiyuan Environmental Protection Technology Consultancy Co., Ltd. (“Jiangmen Huiyuan”) and Jiangmen Wealth Water Purifying Agent Co., Ltd. (“Jiangmen Wealth Water”) dated September 29, 2010.

2.	Equity Interest Pledge Agreement by and among Jiangmen Huiyuan, Jiangmen Wealth Water and Mr. Tan Mingzhuo dated September 29, 2010.
3.	Equity Interest Pledge Agreement by and among Jiangmen Huiyuan, Jiangmen Wealth Water and Ms. Du Hongyu dated September 29, 2010.
4.	Exclusive Option Agreement by and among Jiangmen Huiyuan, Jiangmen Wealth Water and Mr. Tan Mingzhuo dated September 29, 2010.
5.	Exclusive Option Agreement by and among Jiangmen Huiyuan, Jiangmen Wealth Water and Ms. Du Hongyu dated September 29, 2010.
6.	Power of Attorney by Mr. Tan Mingzhuo dated September 29, 2010.
7.	Power of Attorney by Ms. Du Hongyu dated September 29, 2010.

In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

CONFIDENTIALITY.  This document contains confidential information which may also be privileged.  Unless you are the addressee (or authorized to receive for the addressee), you may not copy, use, or distribute it.  If you have received it in error, please advise Han Kun Law Offices immediately by telephone or facsimile and return it promptly by mail.  Thanks.

Han Kun Law Offices

Very truly yours,

/s/ Han Kun Law Offices
Han Kun Law Offices

Shenzhen, China
December 2, 2011